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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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California Coastal Communities, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALIFORNIA COASTAL COMMUNITIES, INC.
6 Executive Circle, Suite 250
Irvine, California 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 24, 2008

        The annual meeting of stockholders (the "Annual Meeting") of California Coastal Communities, Inc., a Delaware corporation (the "Company") will be held at the Company's executive offices, 6 Executive Circle, Suite 250, Irvine, California, on June 24, 2008, commencing at 9:30 a.m. local time, to consider and act upon the following:

  (1)
  To elect five directors of the Company, each for a term of one year.

  (2)
  The ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company.

  (3)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Holders of record of the Company's Common Stock at the close of business on April 29, 2008 will be entitled to receive notice of, and to vote at the Annual Meeting, or any adjournment or postponement thereof.

Notice of Internet Availability of Proxy Materials

        This Notice of 2008 Annual Meeting of Stockholders and the accompanying Proxy Statement, a sample proxy card and our Annual Report on Form 10-K for the year ended December 31, 2007 may be viewed, printed and downloaded from the Internet at www.investors.californiacoastalcommunities.com.

By Order of the Board of Directors,

Sandra G. Sciutto Senior Vice President, Chief Financial Officer and Secretary

Irvine, California
April 29, 2008

        THE BOARD OF DIRECTORS OF CALIFORNIA COASTAL COMMUNITIES, INC. RECOMMENDS THAT YOU VOTE FOR THE FOREGOING PROPOSALS.

        YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

CALIFORNIA COASTAL COMMUNITIES, INC.
6 Executive Circle, Suite 250
Irvine, California 92614

PROXY STATEMENT

April 29, 2008

        The Board of Directors of California Coastal Communities, Inc is delivering this Proxy Statement to you in connection with the solicitation of your proxy for use at our Annual Meeting of Stockholders to be held at the Company's executive offices, 6 Executive Circle, Suite 250, Irvine, California on Tuesday, June 24, 2008, at 9:30 a.m., California time.

ACTIONS TO BE TAKEN UNDER THE PROXY

        At the annual meeting, you will be asked to:

  (i)
  Elect five (5) directors for a one year term;

  (ii)
  Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

  (iii)
  Vote on any other matter that may properly be presented at the meeting.

        All proxies that are properly completed, signed and returned to us will be voted at the annual meeting in the manner you indicate or, if you do not indicate how you are voting, your proxy will be voted in favor of the matter being considered. Your proxy may be revoked if you attend the meeting and inform us that you want to vote in person. Your proxy may also be revoked prior to the meeting by delivering to us another properly completed proxy with a more recent date, or by notifying us in writing that you are revoking your earlier proxy.

        Our management does not know of any matters which might be called for a vote at the meeting, other than those described in this Proxy Statement. If any other matter is presented at the meeting, our representatives will vote for you in accordance with their best judgment on that matter, unless you attend the meeting and inform us that you want to vote for yourself.

SOLICITATION AND REVOCATION OF PROXY

        We are paying all of the expenses for preparing, printing and mailing this Proxy Statement and the proxies we are soliciting. In addition to using the mail, proxies may be solicited by our officers, directors and regular employees, but they will not be paid extra for their efforts. We will also ask brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to our stockholders that they represent and we will reimburse them for their reasonable costs. Shareholder Services will also help us solicit proxies and we expect to pay them a fee of approximately $500 plus reimbursement of their out-of-pocket expenses.

RECORD DATE

        Only stockholders of record on the close of business on April 29, 2008 (the "Record Date") will be entitled to notice of and to vote at the meeting and any adjournment of the meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

        As of the record date, 10,871,780 shares of our common stock were outstanding. At the meeting, the holders of our stock will be entitled to one vote for each share they hold. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum. A plurality of the votes cast is required to elect the directors. The affirmative vote of a majority of the shares present in person or by proxy is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2008. A stockholders list will be available for you to review at the meeting.

        Your proxy may indicate that all or only a portion of your shares are being voted with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock it holds in street name on certain matters in the absence of instructions from the beneficial owner. The street name shares not being voted on a particular matter will be considered shares not present and entitled to vote on that matter, although non-voted shares will be counted for determining the presence of a quorum.

PRINCIPAL STOCKHOLDERS

        The following table shows stock ownership information, as of April 15, 2008, for each person known by us to be a beneficial holder of more than 5% of our common stock, the number of shares beneficially owned and the percentage so owned.

Title of Class	Name and Address of Beneficial Interest Holder	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	ING Capital LLC 1325 Avenue of the Americas, 10th Floor New York, NY 10019	1,630,683 shares(1)	15.0%
Common Stock	Merrill Lynch & Co, Inc. 4 World Financial Center 250 Vessey Street New York, NY 10800	1,083,856 shares(2)	10.0%
Common Stock	Fursa Alternative Strategies LLC* 200 Park Avenue New York, NY 10166	949,869 shares(3)	8.7%
Common Stock	Lloyd I Miller, III 4550 Gordon Drive Naples, FL 34102	914,718 shares(4)	8.4%
Common Stock	Hotchkis & Wiley Capital Management LLC 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017	889,074 shares(5)	8.2%
Common Stock	Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, CA 90401	788,336 shares(6)	7.3%
Common Stock	Murray Capital Management, Inc. 680 Fifth Avenue, 26th Floor New York, NY 10019	544,716 shares(7)	5.0%

*
Formerly Mellon HBV Alternative Strategies LLC

(1)
Based on ING Groep NV's Schedule 13D/A filed July 12, 2007.

(2)
Based on Merrill Lynch & Co., Inc.'s Schedule 13G/A filed February 14, 2008.

(3)
Based on Fursa Alternative Strategies LLC's Schedule 13G/A filed February 14, 2008.

(4)
Based on Lloyd I Miller, III's Schedule 13G/A filed February 11, 2008.

(5)
Based on Hotchkis & Wiley Capital Management LLC's Schedule 13G filed February 14, 2008.

(6)
Based on Dimensional Fund Advisors Inc.'s Schedule 13G/A filed February 6, 2008.

(7)
Based on Marti P. Murray's Schedule 13D filed January 11, 2008.

OUR MANAGEMENT

Stock Ownership of our Management

        The following table shows stock ownership information, as of April 15, 2008 for (1) each of our current directors, (2) each of the executive officers who are listed in the "Summary Compensation Table" on page 15 of this proxy statement, and (3) all of our current directors and executive officers as a group:

Name of Beneficial Interest Holder	Shares of Common Stock(1)	Percent of Class(2)
Raymond J. Pacini(3)	414,775	3.82%
Thomas W. Sabin, Jr.(4)	283,445	2.61%
Sandra G. Sciutto	82,300	*
Ed Mountford	30,750	*
Phillip R. Burnaman, II(5)	31,392	*
Geoffrey W. Arens(6)	4,445	*
John W. Marshall	3,000	*
Michael J. Rafferty	2,000	*
Marti P. Murray (7)	3,515	*
Directors and Executive Officers as a group (8 persons including the above named)	855,622	7.86%

(1)
Except as otherwise indicated in these footnotes, the persons indicated above have sole voting and investment power with respect to shares listed. This column includes shares held directly and shares subject to stock options that are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

(2)
These percentages are calculated assuming the exercise of all stock options that are exercisable within 60 days. Asterisks indicate beneficial ownership of 1% or less of the class.

(3)
Includes a total of 1,150 shares held in accounts of Mr. Pacini's wife and children as to which he disclaims beneficial ownership.

(4)
Includes 3,515 restricted shares that were issued under the Director Fee Program of the Amended and Restated 1993 Stock Option/Stock Issuance Plan in January 2008 at the election of Mr. Sabin on behalf of GSSW-REO, LLC. The shares vest in 25% increments at the end of each quarter during 2008. Although Mr. Sabin is reported as the beneficial owner of the 283,445 shares, he disclaims beneficial ownership of 279,445 of these shares as he has no pecuniary interest in them.

(5)
Includes options to purchase 15,000 shares of our common stock which are vested or vest within 60 days of the date of this Proxy Statement and 5,272 restricted shares that were issued under the Director Fee Program of the Amended and Restated 1993 Stock Option/Stock Issuance Plan in January 2008 at the election of Mr. Burnaman. The shares vest in 25% increments at the end of each quarter during 2008.

(6)
Includes 3,515 restricted shares that were issued under the Director Fee Program of the Amended and Restated 1993 Stock Option/Stock Issuance Plan in January 2008 at the election of Mr. Arens. The shares vest in 25% increments at the end of each quarter during 2008.

(7)
Includes 3,515 restricted shares that were issued under the Director Fee Program of the Amended and Restated 1993 Stock Option/Stock Issuance Plan in January 2008 at the election of Ms. Murray. The shares vest in 25% increments at the end of each quarter during 2008.

Biographical Information About Our Directors

        Geoffrey W. Arens, 43, has been a director since April 2004. Mr. Arens is a Managing Director of ING Capital LLC (investment management/proprietary trading) which is a subsidiary of the ING Group, an Amsterdam-based banking, investment banking and insurance institution. Since prior to 1998 until May 1998, Mr. Arens was a Vice President of ING Barings Securities Limited.

        Phillip R. Burnaman II, 49, has been a director since September 1997. Mr. Burnaman was Head of Structured Products for NewStar Financial Inc., a specialty finance company focused on non-investment grade credit opportunities from 2004 until December 2007. Mr. Burnaman was Senior Managing Director of ING Barings Services Limited (investment management/proprietary trading) which is a subsidiary of the ING Group, an Amsterdam-based banking, investment banking and insurance institution from February 2001 until March 31, 2004. Mr. Burnaman was Managing Director and global head of the Strategic Trading Platform of ING Barings from prior to 1998 until February 2001.

        Marti P. Murray, 48, has been a director since November 2007. Ms. Murray has been the President and Portfolio Manager of Murray Capital Management, Inc., a registered investment advisor, since she founded the company in 1995. Prior to founding Murray Capital, Ms. Murray was a Senior Managing Director and Portfolio Manager at Furman Selz Incorporated, and a Senior Vice President and Investment Analyst at Oppenheimer & Co.

        Raymond J. Pacini, 52, has been a director and our President and Chief Executive Officer since May 1998. Prior to then he was our Executive Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Pacini also serves on the Board of Directors of Cadiz, Inc., which manages water resources in California, and he is the chairman of that company's audit committee.

        Thomas W. Sabin, Jr., 50, has been a director since September 1997 and he is our Chairman of the Board. Mr. Sabin is also President of Thomas Sabin, Inc. and Manager and Vice President of GSSW-REO, L.L.C., a real estate limited liability company. Prior to 1998, Mr. Sabin operated GSSW, L.P., a limited partnership, the purpose of which was to acquire real estate assets from the Resolution Trust Corporation. Mr. Sabin is also former President of Southmark Equities Corporation.

CORPORATE GOVERNANCE

Board and Committee Meetings

        Meeting Attendance.    Our Board of Directors met seven times during 2007. All of our directors attended all of the meetings of the Board and committees on which they served since their respective election to the Board.

        Board Independence.    Each year prior to the mailing of the proxy statement for our annual meeting, the Board of Directors reviews and determines the independence of its directors. During this review, the Board of Directors considers transactions and relationships between each director or any member of his immediate family and our company and its subsidiaries and affiliates. The Board of Directors measures these transactions and relationships against the independence requirements of the Securities and Exchange Commission and The Nasdaq Stock Market LLC. Our Board of Directors has unanimously determined that four of our directors, Messrs. Arens, Burnaman and Sabin and Ms. Murray, who constitute a majority of our Board of Directors, are "independent" directors, as that term is defined under those rules.

        Executive Sessions.    The Board of Directors has a policy of regularly scheduled executive sessions where our independent non-employee directors meet outside the presence of management. The independent directors held four executive sessions during 2007. The presiding director at the executive sessions was Mr. Sabin.

        Committees of the Board.    Our Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Strategic Planning Committee. All members of the committees are appointed by the Board. The members of the Audit, Compensation and Nominating Committees are independent non-employee directors, and the Audit and Nominating Committees have adopted written charters. The following summary describes each of the Board's committees:

Audit Committee	Compensation Committee	Nominating Committee	Strategic Planning Committee
Geoffrey W. Arens	Geoffrey W. Arens*	Geoffrey W. Arens	Raymond J. Pacini
Philip R. Burnaman II*	Marti P. Murray	Philip R. Burnaman II	Thomas W. Sabin, Jr.*
Thomas W. Sabin, Jr.	Thomas W. Sabin, Jr.	Thomas W. Sabin, Jr.*

*
Chairman

        Audit Committee.    The Audit Committee represents and assists the Board in fulfilling its responsibilities for oversight of our:

  •
  the pre-approval of the audit of our financial statements and the performance of services related to the audit; reviewing the scope and results of the audit with the independent registered public accounting firm;

  •
  corporate accounting and reporting practices, including the quality and integrity of our financial statements and reports;

  •
  internal control over financial reporting and disclosure controls and procedures;

  •
  audit process, including the qualifications, independence, retention, compensation and performance of the independent registered public accounting firm employed for the purpose of preparing or issuing an audit report or performing audit, review, attestation or other services for us, and the performance of our internal audit department; and

  •
  compliance with legal and regulatory requirements and management of matters in which we have or may have material liability exposure.

        The Audit Committee also oversees the preparation of a report for inclusion in our annual proxy statement and is charged with the duties and responsibilities listed in its charter. The Audit Committee's report is included in this proxy statement on page 18 below. The Audit Committee is a separately designated standing audit committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

        Our Board of Directors has determined that all members of the Audit Committee are independent directors under the rules of The Nasdaq Stock Market LLC and each of them is able to read and understand fundamental financial statements. In addition, the Board has determined that Mr. Burnaman has past employment experience as a chief executive officer or other senior officer with financial oversight responsibilities which results in the level of financial sophistication as set forth in the rules of The Nasdaq Stock Market LLC, and qualifies him as an "audit committee financial expert" as defined in the rules of the Securities and Exchange Commission. The Audit Committee met four times during 2007.

        The Audit Committee operates under a written charter adopted by our Board of Directors, a current version of which is available at our website: www.investors.californiacoastalcommunities.com/governance.cfm. The Audit Committee works closely with our management and our independent registered public accounting firm. The Audit Committee also meets with representatives of the independent registered public accounting firm in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements. The Audit Committee also meets with our independent registered public accounting firm to approve the annual scope of the audit services to be performed.

        Compensation Committee.    The Compensation Committee consists of Messrs. Arens and Sabin and Ms. Murray, with Mr. Arens serving as Chairman and does not operate under a written charter. Our Board of Directors has determined that all members of the Compensation Committee are independent directors under the rules of The Nasdaq Stock Market LLC, and that each member is a "non-employee director" under Securities and Exchange Commission rules and is an "outside director" under Internal Revenue Code Section 162(m). The Compensation Committee is responsible for the review, recommendation and approval of compensation arrangements for directors and executive officers, for the approval of compensation for other senior level employees, and for the administration of our benefit and compensation plans and arrangements. The Compensation Committee met two times during 2007.

        The Compensation Committee Report is on page 11.

        Nominating Committee.    The Nominating Committee considers and periodically reports on matters relating to the identification, selection and qualification of the members of the Board and candidates nominated to the Board and its committees. The Nominating Committee also oversees the evaluation of the performance of our Board of Directors and management. Our Board of Directors has determined that all members of the Nominating Committee are independent directors under the rules of The Nasdaq Stock Market LLC. The Nominating Committee met two times during 2007, conducting its business by unanimous consent. The Nominating Committee operates under a written charter adopted by our Board of Directors, a current version of which is available at our website: www.investors.californiacoastalcommunities.com/governance.cfm.

        The Nominating Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, real estate, finance, government, education, or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each of our directors must represent the interests of our stockholders.

        The Nominating Committee regularly assesses the appropriate size of our Board of Directors, and whether any vacancies on the Board are expected. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee would consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current members of the Board, professional search firms, our stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee considers stockholder recommendations for candidates for our Board of Directors that are properly submitted as described below under the caption "Other Matters—Submission of Proposals for 2009 Annual Meeting." In evaluating such recommendations, the Nominating Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board.

        Strategic Planning Committee.    The Strategic Planning Committee is responsible for evaluating various business prospects and strategic alternatives. The Strategic Planning Committee met one time during 2007.

Code of Ethics and Business Conduct

        Our Board of Directors has adopted a Code of Ethics and Business Conduct applicable to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, and any other principal executive, senior financial or principal accounting officer. A current version of the Code of Ethics and Business Conduct is available at our website: www.investors.californiacoastalcommunities.com/governance.cfm. We will disclose any amendment to the Code of Ethics and Business Conduct or waiver of or departure from a provision thereof by filing a Current Report on Form 8-K with the Securities and Exchange Commission within five business days of any such occurrence.

Transactions with Related Persons

        Our Code of Ethics and Business Conduct governs transactions between us and our directors, executive officers, and their immediate family members. The Code provides (i) that no director, executive officer, or any of their respective immediate family members may, directly or indirectly, sell, buy, lease, or otherwise provide or receive any goods, property or services from us without the approval of our Board of Directors; and (ii) that the approval of our Board of Directors must be obtained prior to us or any of our subsidiaries hiring, transferring or promoting a relative of a director or executive officer. These policies do not set forth any categorical standards that the Board of Directors is required to follow when determining whether to grant or deny approval. Rather, we rely on the good judgment and common sense of our Board of Directors to determine in each instance whether the proposed transaction is consistent with the principles underlying our policies.

        The Company does not have a policy regarding transactions between the Company and beneficial owners of five percent or more of the Company's common stock.

        To our knowledge, during 2007 there were no transactions between the Company and any of our directors, executive officers, five percent or greater beneficial owners of our stock, or any of the immediate family members of any of the foregoing persons that would be required to be reported in this proxy statement.

Committee Interlocks and Insider Participation

        The Compensation Committee and its members are named above. No member of the Compensation Committee was employed by us or served as one of our officers at any time during 2007 or at any other time. None of our executive officers serves as a member of the board of directors or the compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Personal Loans to Executive Officers and Directors

        We comply with and operate in a manner consistent with applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Certain Relationships and Related Transactions

        None

Compensation of Non-Employee Directors

        Our non-employee directors are entitled to receive cash compensation and compensation under the plans described below.

        Cash Compensation.    During 2007, non-employee directors were entitled to receive compensation of $40,000 per year provided that each non-employee director elected to receive 50% of such compensation as restricted stock under the Director Fee Program of the 1993 Stock Option/Stock Issuance Plan, and $2,000 per meeting of the Board of Directors that they attend in person and up to $1,000 per telephonic meeting. For 2008, the amounts are unchanged. Non-employee directors who are members of the Audit, Compensation and the Strategic Planning Committees are entitled to receive $5,000 per year for membership in each of those committees and $1,000 for attendance at each committee meeting. All directors are reimbursed for expenses incurred in attending Board and committee meetings. During 2007, the Chairman of the Audit Committee was entitled to receive $10,000 of restricted stock under the Director Fee Program of the 1993 Stock Option/Stock Issuance Plan, and such restricted stock vests 25% at the end of each quarter. Under our Deferred Compensation Plan for Non-Employee Directors, a non-employee director may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director's compensation for the calendar year credited to a deferred compensation account. Amounts credited to the director's account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Board, or of a later calendar year specified by the director.

        Amended and Restated 1993 Stock Option/Stock Issuance Plan.    Our Amended and Restated 1993 Stock Option/Stock Issuance Plan contains two separate equity incentive programs in which members of the Board of Directors may be eligible to participate.

DIRECTOR COMPENSATION
For Fiscal Year Ended December 31, 2007

Name of Director	Fees Earned or Paid in Cash ($)	Stock Award ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Geoffrey W. Arens	48,000	19,995	(1)	–0–	–0–	–0–	–0–	67,995
Phillip R. Burnaman II	40,000	29,993	(2)	–0–	–0–	–0–	–0–	69,993
Marti P. Murray.	6,166	–0–		–0–	–0–	–0–	–0–	6,166
Thomas W. Sabin, Jr.	54,000	19,995	(3)	–0–	–0–	–0–	–0–	73,995

(1)
Includes 930 restricted shares issued on January 3, 2007 at a price of $21.50 per share under the Director Fee Program of the Amended and Restated 1993 Stock Option/Stock Issuance Plan at the election of Mr. Arens. The shares vested in 25% increments at the end of each quarter during 2007.

(2)
Includes 1,395 restricted shares issued on January 3, 2007 at a price of $21.50 per share under the Director Fee Program of the Amended and Restated 1993 Stock Option/Stock Issuance Plan at the election of Mr. Burnaman. The shares vested in 25% increments at the end of each quarter during 2007.

(3)
Includes 930 restricted shares issued on January 3, 2007 at a price of $21.50 per share under the Director Fee Program of the Amended and Restated 1993 Stock Option/Stock Issuance Plan at the election of Mr. Sabin. The shares vested in 25% increments at the end of each quarter during 2007.

OUR EXECUTIVE OFFICERS AND KEY EMPLOYEES

Name and Title	Age	Business Experience
Raymond J. Pacini President and Chief Executive Officer	52	President, Chief Executive Officer and Director since May 1998.
Sandra G. Sciutto Senior Vice President and Chief Financial Officer	48	Senior Vice President, Chief Financial Officer, Secretary and Treasurer since May 1998.
Michael J. Rafferty President, Hearthside Homes, Inc.	53	President of our Hearthside Homes, Inc. subsidiary since 1995.
John W. Marshall Senior Vice President, Hearthside Homes, Inc.	57	Senior Vice President of our Hearthside Homes, Inc. subsidiary since 1996.
Ed Mountford Senior Vice President, Hearthside Homes, Inc.	52	Senior Vice President of our Hearthside Homes, Inc. subsidiary or affiliates since 1993.

Biographical Information About Our Executive Officers and Key Employees

Executive Officers

        Raymond J. Pacini, 52, has been a director and our President and Chief Executive Officer since May 1998. Prior to then he was our Executive Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Pacini also serves on the Board of Directors of Cadiz, Inc., which manages water resources in California, and he is the chairman of that company's audit committee.

        Sandra G. Sciutto, 48, has served as our Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary since 1998. Ms. Sciutto is responsible for all of our financial reporting, accounting, treasury, human resources and corporate administration.

Key Employees

        Michael J. Rafferty, 53, has been President and Chief Operating Officer of our homebuilding subsidiary, Hearthside Homes, Inc., since 1995. Mr. Rafferty is responsible for all of Hearthside's homebuilding operations in Southern California.

        John W. Marshall, 57, has been Senior Vice President of Hearthside since 1996. Mr. Marshall is responsible for arranging bank financing for all of Hearthside's homebuilding projects in Southern California, financial planning and analysis of project performance and due diligence for all land acquisitions.

        Ed Mountford, 52, has been a Senior Vice President of Hearthside since May 1998. Mr. Mountford is responsible for all of Hearthside's land entitlement activities in Southern California. Mr. Mountford is also responsible for Hearthside's entitlement activities for a 1,500 unit residential development called SouthShore, which is adjacent to the City of Oxnard in Ventura County.

COMPENSATION COMMITTEE REPORT

        The following Compensation Committee report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 nor incorporated by reference into any document so filed.

        The Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" section set forth below. On the basis of this review and discussion, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this proxy statement.

  Respectfully submitted by the Compensation Committee of the Board of Directors.

  Geoffrey W. Arens, Chairman
  Marti P. Murray
  Thomas W. Sabin, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

General Overview

        The Compensation Committee of our Board of Directors is responsible for our overall compensation philosophy and determining the annual salary, short-term and long-term cash and stock incentive compensation, and other compensation of the executive leadership team, including the executive officers and key employees named in the Summary Compensation Table set forth below. In connection with the Compensation Committee's responsibility of determining the compensation for our chief executive officer and approving the compensation for our other executive officers and key employees, its primary objectives are to:

  •
  retain high quality executives by providing total compensation opportunities with a combination of compensation elements which are at or above competitive opportunities, and

  •
  align stockholder interests and executive compensation by providing meaningful rewards for performance that is deemed to have increased long-term shareholder value.

        In determining compensation for a specific executive, the Compensation Committee considers many factors, including the nature of the executive's job, the executive's job performance compared to goals and objectives established for the executive at the beginning of the year, the experience level of the executive in his or her current position, the compensation levels of competitive jobs, and our financial performance. For executive officers and key employees other than the Chief Executive Officer, the Compensation Committee also considers the recommendations made by our Chief Executive Officer.

        We seek to provide compensation opportunities that are competitive in the aggregate as well as in the mix of elements. The compensation program is designed to provide the proper balance of fixed versus variable and cash versus equity compensation in order to align both short and long-term interests with overall business objectives. Actual earned compensation may increase when performance is outstanding relative to individual and/or our goals. To the extent that performance goals are not achieved, compensation may be negatively impacted.

Total Compensation

        The overall objectives of our compensation program are to retain the best possible executive talent, to motivate these executives to achieve the goals inherent in our business strategy, to maximize the link between executive and stockholder interests through an equity based plan and to recognize individual contributions as well as overall business results.

        The key elements of our compensation program consist of fixed compensation in the form of base salary, and variable compensation in the forms of restricted stock grants, stock options, and annual incentive compensation. An executive officer's annual base salary represents the fixed component of their total compensation; however, variable compensation is intended to comprise a substantial portion of an executive's total compensation. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded to the individual, including any pension benefits, insurance and other benefits, as well as the programs described below.

        In determining the principal components of executive compensation, the Compensation Committee considers the following factors: (1) the overall competitive environment in executive compensation needed to retain and motivate talented and experienced senior management; (2) our performance, both year over year and in comparison to other companies within the real estate development and homebuilding industries; (3) comparative compensation studies; and (4) our historical compensation levels.

Allocation Among Components of Compensation

        The Compensation Committee tailors each compensation package to reflect the executive's role in our performance and relative position within the company. We believe that an executive who is highly influential in our performance should be compensated primarily based on performance. Since our Chief Executive Officer's incentive compensation is primarily equity-based, his bonus has historically been a smaller portion of his total cash compensation. Our homebuilding executives incentive compensation is primarily tied to a formula based on the profits of our homebuilding subsidiary, and therefore their target bonus is a greater portion of their total cash compensation. In light of the challenging market conditions faced by us and the homebuilding industry generally, the Compensation Committee determined that no incentive compensation would be awarded to any of our executives for 2007 operations.

        The compensation philosophy adopted by the Compensation Committee also recognizes that distinctions in individual compensation levels are based on multiple factors, including (1) current level of contributions relative to peers; (2) expected future contributions to our performance; (3) past contributions to our performance; and (4) comparison to market value. The Compensation Committee also reviews the compensation levels for peer-level positions of other real estate development and homebuilding companies.

Components of Executive Compensation

        Base Salaries.    Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent including, where appropriate, a comparison to base salaries for comparable positions at other companies, and to historical levels of salary paid by us and our predecessors. Salary adjustments are based on a periodic evaluation of our performance and of each executive officer, and also take into account new responsibilities as well as changes in the competitive marketplace. In recent years, the Compensation Committee has made only modest increases in base salary levels, in view of its preference of rewarding performance through incentive based compensation.

        Annual Incentive Compensation Awards.    The variable compensation payable annually to the Chief Financial Officer and the Senior Vice President, Land Development is intended to consist principally of annual incentive compensation awards, based on various individual performance objectives established by the Chief Executive Officer and the Compensation Committee. The annual incentive compensation paid to the President and Senior Vice President, Finance of our homebuilding subsidiary, Hearthside Homes, Inc., are based on 10% and 6%, respectively, of the after tax profits of this subsidiary.

        The recent downturn experienced in the homebuilding industry has adversely affected the financial results of all home builders, including ours. Therefore, no cash bonuses or other incentives were awarded for 2007.

        Other Incentive Compensation.    Grants of restricted stock and stock options are designed to align the interests of the executive with those of the stockholders and provide each individual with a significant incentive to manage from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the executive's tenure, level of responsibility and relative position. The Compensation Committee has established certain general guidelines in making option grants to the executives in an attempt to target a fixed number of option shares based upon the individual's position and their existing holdings of options. However, we do not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as circumstances warrant.

        Discretionary Bonuses.    The Compensation Committee evaluates whether to grant a discretionary bonus to our Chief Executive Officer based on the performance of both the Company and our Chief Executive Officer, while considering the objective of tying most of our Chief Executive Officer's variable compensation to our stock performance through the granting of restricted stock and options which last occurred in 1998 and 1999, respectively. Based on the significant sustained downturn in the housing market during 2007, the Compensation Committee did not grant our Chief Executive Officer, Chief Financial Officer, homebuilding subsidiary President, or Senior Vice President, Finance discretionary bonuses for 2007.

        Retirement Plans.    The Company has a noncontributory defined benefit retirement plan which covered substantially all of our employees prior to September 30, 1993 who had completed one year of continuous employment. The benefit accrual for all participants was terminated on December 31, 1993. Due to the age of this plan, only one of our current executives is covered by the plan.

        We also provide a 401(k) plan to all employees pursuant to which participants may contribute a portion of their compensation to their respective retirement accounts, in an amount not to exceed the maximum allowed under Section 401(k) of the Internal Revenue Code. We match a portion of contributions made by non-highly compensated employees. Our executives participate in the 401(k) plan on the same terms as other employees.

        Severance and Change of Control Benefits.    If the employment of any of our executive officers is terminated without cause, they are entitled to a severance payment equal to their annual base salary for the remainder of the term of their employment agreement plus medical insurance for 12 months after such termination. In addition, Ms. Sciutto and Messrs. Rafferty, Marshall, and Mountford are entitled to payment of applicable target bonuses.

        Based upon a hypothetical termination date of December 31, 2007, the severance benefits for each of the executive officers listed in the Summary Compensation Table on page 15 would have been as follows:

Name of Executive Officer	Base Salary $	Bonus / Incentive Compensation $	Other Benefits $(1)	Total $
Raymond J. Pacini	466,667	–0–	11,629	478,296
Sandra G. Sciutto	274,667	180,000	11,629	466,296
Michael J. Rafferty	226,500	–0–	11,629	238,129
John W. Marshall	170,000	–0–	11,629	181,629
Ed Mountford	254,000	–0–	11,629	265,629

(1)
Medical insurance for 12 months after termination.

        Perquisites and Other Benefits.    The primary perquisite available to executives is a nominal auto allowance. Our executives also participate in the Company's other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, and short- and long-term disability insurance.

Determining the Amount of Each Element of Compensation

        The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company performance and industry compensation levels. The Compensation Committee does not believe that it is appropriate to establish compensation levels based only on market or industry practices. The Compensation Committee reviews the performance of each executive officer, including the Chief Executive Officer, on an annual basis and is responsible for reviewing the achievement of individual goals and objectives, evaluating performance, and setting compensation based on this evaluation. The Compensation Committee assesses the performance of the executive officers in addition to the financial results we have achieved against annual objectives. Among other things, in particular with respect to the Chief Executive Officer, the Compensation Committee evaluates strategic vision and leadership, our business and operational results, and the ability to make long-term decisions that create competitive advantage and position us for the future.

Use of Market Data

        The Compensation Committee considers survey and peer group data as one factor in setting executive compensation. This information gives the Compensation Committee a general sense of whether our executive compensation is reasonable and competitive relative to the compensation paid to executives with similar responsibilities at companies that we consider to be similar to us based on revenues or nature of operations. Although comparisons to compensation levels at other companies are helpful in assessing the overall competitiveness of our compensation program to attract and retain executive talent, the Compensation Committee does not target compensation at any specified level within a general industry or peer group

Internal Revenue Code Section 162(m)

        The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. This section also provides for certain exemptions to this limitation, specifically compensation that is performance based within the meaning of Section 162(m). It is our policy to qualify, to the extent reasonable, compensation paid to executives for deductibility under Section 162(m). However, the Compensation Committee may from time to time approve compensation that is not deductible under this Section.

Grant Dates for Stock Option Awards

        Our policy is that stock option grants will only be made on dates when the market has been provided with sufficient time to absorb any material non-public information that may have been disclosed prior to the option grant date. This practice applies to executives, as well as to employees in general. The exercise price for our stock options is the closing price at the end of the trading day on which the option is granted.

        We do not plan to time, and have not timed, our release of material non-public information for the purpose of affecting the value of executive compensation. We do not have any programs, plans or practices of awarding stock options and setting the exercise price based on the stock's price on a date other than the actual grant date.

COMPENSATION OF EXECUTIVE OFFICERS AND KEY EMPLOYEES

        Set forth below is information regarding compensation earned by or paid or awarded to Raymond J. Pacini, our Chief Executive Officer, and Sandra G. Sciutto, our Chief Financial Officer, and the three most highly compensated employees whose total compensation exceeded $100,000, other than Mr. Pacini and Ms. Sciutto. The identification of such named executive officers and key employees is determined based on the individual's total compensation for the year ended December 31, 2007, as reported below in the Summary Compensation Table:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Grants ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Raymond J. Pacini, President and Chief Executive Officer	2007 2006 2005	359,600 349,600 339,600	–0– 250,000 300,000	–0– –0– –0–	–0– –0– –0–	–0– –0– –0–	–0– –0– –0–	359,600 599,600 639,600
Sandra G. Sciutto, Senior Vice President and Chief Financial Officer	2007 2006 2005	212,600 206,600 191,600	–0– 160,000 150,000	–0– –0– –0–	–0– –0– –0–	–0– –0– –0–	–0– –0– –0–	212,600 366,600 341,600
Michael J. Rafferty, President Hearthside Homes, Inc.	2007 2006 2005	236,100 229,600 184,600	–0– 75,000 –0–	–0– –0– –0–	–0– –0– –0–	–0– –0– 630,800	–0– –0– –0–	236,100 304,600 815,400
John W. Marshall, Senior Vice President, Finance Hearthside Homes, Inc.	2007 2006 2005	176,600 171,600 144,100	–0– 50,000 –0–	–0– –0– –0–	–0– –0– –0–	–0– –0– 378,480	–0– –0– –0–	176,600 221,600 522,580
Ed Mountford, Senior Vice President, Land Development Hearthside Homes, Inc	2007 2006 2005	197,100 191,600 180,350	–0– –0– –0–	–0– –0– –0–	–0– –0– –0–	–0– 100,000 1,185,000	–0– –0– –0–	197,100 291,600 1,365,350

(1)
Includes amounts paid in the first quarter following the end of the respective calendar year.

        Under employment agreements currently in effect, all of our executive officers and key employees are entitled to receive their respective base salaries and Ms. Sciutto and Messrs. Rafferty, Marshall, and Mountford are entitled to receive incentive compensation upon the completion of certain performance targets. The employment agreements with Messrs. Rafferty and Marshall expire on December 31, 2008 and the agreements with Ms. Sciutto and Messrs. Pacini and Mountford expire on April 30, 2009.

PENSION BENEFITS
For Fiscal Year Ended December 31, 2007

        The following table sets forth the accumulated benefit under our defined benefit retirement plan, that was frozen in 1993, for Mr. Pacini who is the only plan participant listed in the Summary Compensation Table. The table also shows the number of years of credited service, computed as of December 31, 2007.

Name of Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Raymond J. Pacini, President and Chief Executive Officer	California Coastal Communities, Inc. Retirement Plan	8	110,069	–0–

2007 STOCK OPTIONS AND STOCK AWARDS

        On December 31, 2007 no stock options or stock awards were held by any of the executives listed in the Summary Compensation Table above. During 2007, no stock options or stock awards were granted to any of the executives listed in the Summary Compensation Table above, and no stock options were exercised.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees During 2007 and 2006

        The Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for each of the fiscal years ended December 31, 2007 and 2006. The aggregate fees billed by Deloitte & Touche LLP and Deloitte Tax LLP include fees for the following services rendered during those fiscal years are as follows:

	2007	2006
Audit Fees(1)	$376,072	$363,190
Audit-Related Fees(2)	3,250	3,700
Tax Fees(3)	28,420	131,037
All Other Fees	None	None

Total Fees	$407,742	$497,927

    (1)
    Audit Fees:    This category consists of fees for the audit of our annual financial statements, review of the financial statements included in quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual "management letter" on internal control matters.

    (2)
    Audit-Related Fees:    This category consists of assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees."

    (3)
    Tax Fees:    This category consists of professional services rendered by Deloitte Tax LLP for tax compliance and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice. The Audit Committee discussed these tax services with Deloitte Tax LLP and determined that their provision would not impair Deloitte & Touche LLP's independence.

Pre-Approval Policies and Procedures

        In accordance with the Securities and Exchange Commission's auditor independence rules, the Audit Committee has established policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Firm by its independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the year as outlined in an engagement letter proposed by our independent registered public accounting firm. For permissible non-audit services, the Audit Committee will approve in advance all services to be provided by our independent registered public accounting firm and will determine the amount of compensation to be paid, in accordance with the rules of The Nasdaq Stock Market LLC, the Securities and Exchange Commission's rules and regulations and the federal securities laws. Our management will routinely inform the Audit Committee as to the extent of services being provided by our independent registered public accounting firm and the fees incurred for those services.

Report of the Audit Committee

        The following Audit Committee report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 nor incorporated by reference into any document so filed.

        In accordance with its charter, the Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of, and reports to, the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2007 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under U.S. generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        In addition, the Audit Committee reviewed with Deloitte & Touche LLP its independence from the Company and the Company's management, including the matters in the written disclosures required by the Independence Standards Board, including Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (Independence Discussions with Audit Committees), as amended. The Audit Committee also reviewed and approved the compatibility of non-audit services, including tax services, with Deloitte & Touche LLP's independence. The Audit Committee reviewed the services provided by Deloitte & Touche LLP and approved the fees paid to Deloitte & Touche LLP for all services for 2007.

        The full Audit Committee met four times during 2007. In the course of the meetings, the Audit Committee discussed with the Company's chief financial officer and Deloitte & Touche LLP the overall scope and plans for their respective audits. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of its examinations, its evaluations of the Company's systems of internal control, and the overall quality of the Company's financial reporting. The Audit Committee reviewed the Company's internal controls and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, met with management prior to the filing of officers' certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

        The Audit Committee received reports throughout the year on the progress of the review of the Company's internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee obtained periodic updates from management on the process and reviewed management's and Deloitte & Touche LLP's evaluation of the Company's system of internal controls included in the Annual Report on Form 10-K for the year ended December 31, 2007. In addition, the Audit Committee reviewed each of the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K prior to filing with the Securities and Exchange Commission.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007. The Audit Committee's recommendation was considered and approved by the Board of Directors. The Audit Committee also re-appointed, subject to stockholder ratification, Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008.

  Respectfully submitted by the members of the Audit Committee of the Board of Directors.

  The Audit Committee of the Board of Directors:
  Phillip R. Burnaman, II, Chairman
  Geoffrey W. Arens
  Thomas W. Sabin, Jr.

PROPOSALS TO BE VOTED ON

Proposal 1—ELECTION OF DIRECTORS

        Our Board of Directors currently consists of Thomas W. Sabin, Jr. (Chairman), Geoffrey W. Arens, Phillip R. Burnaman II, Marti P. Murray and Raymond J. Pacini. Under our Amended and Restated Certificate of Incorporation and our Amended By-laws, the five members of the Board of Directors have each been elected for a term expiring at our 2009 annual meeting.

        Upon recommendation of the Nominating Committee, the Board of Directors has nominated Ms. Murray and Messrs. Arens, Burnaman, Pacini and Sabin for election as directors and to serve for a one-year term expiring in 2009.

        If any nominee should be unavailable for election at our upcoming annual meeting, the proxies will be voted for the election of another person recommended by the Board of Directors in place of the unavailable nominee.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES AS OUR DIRECTORS:

                      Geoffrey W. Arens
                      Phillip R. Burnaman, II
                      Marti P. Murray
                      Raymond J. Pacini
                      Thomas W. Sabin, Jr.

        On page 5 of this Proxy Statement, we provide biographical information about each of these nominees for director under the heading "Biographical Information About Our Directors."

Proposal 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors, has appointed Deloitte & Touche LLP as independent registered public accounting firm for the 2008 fiscal year and hereby requests that stockholders ratify this appointment. Representatives of Deloitte & Touche LLP will not be present at the meeting.

        The Board has also approved the decision to appoint Deloitte & Touche LLP based on the recommendation of the Audit Committee. Before making its recommendation to the Board, the Audit Committee carefully considered Deloitte & Touche LLP's qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee's review also included matters required to be considered under the SEC's Rules on Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the independent registered public accounting firm. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in all respects.

        Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this appointment by our stockholders. The Board, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board believes that such a change would be in the best interest of us and our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors may reconsider its appointment.

        THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Submission of Proposals for 2009 Annual Meeting

        Any stockholder who wishes to present a proposal for action at our next annual meeting of stockholders or wishes to nominate a director candidate for the Board of Directors must submit such proposal or nomination in writing to:

            California Coastal Communities, Inc.
            6 Executive Circle, Suite 250
            Irvine, California 92614
            Attention: Secretary

        Stockholder recommendations must include the following information and should be submitted in the time frame described below:

  •
  all information relating to the director nominee that is required to be disclosed under Regulation 14A of the Securities Exchange Act of 1934 (including the nominee's written consent to being named in the proxy statement and to serving as a director if elected);

  •
  the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by the stockholder(s); and

  •
  appropriate biographical information and a statement as to the qualification of the director nominee.

        The proposal or nomination should comply with the time period and information requirements set forth in our Amended By-Laws relating to stockholder business or stockholder nominations, respectively. Stockholders interested in submitting a proposal for inclusion in the proxy statement for our 2009 annual meeting of stockholders may do so by following the procedures prescribed in Securities and Exchange Commission Rule 14a-8. To be eligible for inclusion, our Secretary must receive written stockholder proposals no later than March 6, 2009.

Stockholder Communications with the Board of Directors

        Stockholders and other parties interested in communicating directly with any individual director, including the Chairman, the Board of Directors as a whole, or with the non-management directors as a group may do so by writing to Secretary, California Coastal Communities, Inc., 6 Executive Circle,

Suite 250, Irvine, California 92614. Our secretary reviews all such correspondence and regularly forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the secretary, deals with the functions of the Board of Directors or its committees, or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our Chief Executive Officer and handled in accordance with procedures established by the Audit Committee with respect to such matters.

        Stockholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so by contacting the Audit Committee. The complaint or concern should be submitted in writing and the persons lodging a complaint may remain anonymous if they so choose. Stockholders may address any complaints to the Audit Committee of the Board at our main business address set forth above. Alternatively, stockholders wishing to communicate with a specific individual director should indicate that desire and the communication will be forwarded as appropriate. We do not have a policy with regard to directors' attendance at annual meetings. Mr. Pacini and Mr. Sabin attended our last annual meeting.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, our common stock. Copies of these filings must be furnished to us.

        Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that there was compliance for the fiscal year ended December 31, 2007 with all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders.

Annual Report

        Our 2007 Annual Report to Stockholders, together with this Proxy Statement, is being mailed to all of our stockholders of record on April 29, 2008, the record date for voting at our 2008 annual meeting.

Householding

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our secretary at the address above or by calling (949) 250-7700.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        This Proxy Statement and the accompanying Notice of 2008 Annual Meeting of Stockholders, a sample proxy card and our Annual Report on Form 10-K for the year ended December 31, 2007 may be viewed, printed and downloaded from the Internet at www.investors.californiacoastalcommunities.com.

By Order of the Board of Directors,

SANDRA G. SCIUTTO Senior Vice President, Chief Financial Officer and Secretary

CALIFORNIA COASTAL COMMUNITIES, INC.

Annual Meeting June 24, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Raymond J. Pacini is hereby authorized to vote all shares of Common Stock of California Coastal Communities, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of California Coastal Communities, Inc. to be held on Tuesday, June 24, 2008 and at any adjournments, as specified on the reverse side.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

 (Please mark this proxy and sign and date it on the reverse side hereof and return it in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

A vote FOR Proposals 1 and 2 is recommended by the Board of Directors	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
1. Election of Directors with terms expiring at the Annual Meeting in 2009.
NOMINEES: 01 Geoffrey W. Arens, 02 Phillip R. Burnaman II, 03 Marti P. Murray, 04 Raymond J. Pacini, and 05 Thomas W. Sabin, Jr.	FOR all nominees listed below (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐
			FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.		☐	☐	☐
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
(Instructions: To withhold authority to vote for any nominee, write that nominee's name on the line below.)			Please sign name below exactly as imprinted (do not print).

Signature	Signature	Date

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH holder should sign.
FOLD AND DETACH HERE

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Notice of Internet Availability of Proxy Materials

This Proxy, the Proxy Statement and the Notice for the 2008 Annual Meeting of Stockholders, and our Annual Report on Form 10-K for the year ended December 31, 2007 may be viewed, printed and downloaded from the Internet at www.investors.californiacoastalcommunities.com.

QuickLinks

OUR MANAGEMENT
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION For Fiscal Year Ended December 31, 2007
OUR EXECUTIVE OFFICERS AND KEY EMPLOYEES
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION OF EXECUTIVE OFFICERS AND KEY EMPLOYEES
SUMMARY COMPENSATION TABLE
PENSION BENEFITS For Fiscal Year Ended December 31, 2007
2007 STOCK OPTIONS AND STOCK AWARDS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSALS TO BE VOTED ON
OTHER MATTERS
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS